UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2010

CHINA FOREST ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52747	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

#41 Huancheng Road, Xinjian Township Jinyun County, Zhejiang, P.R. China
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 011 86 578 388 1262

Henix Resources, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Items

Effective December 29, 2010, we split our authorized and issued and outstanding common stock on a 9 for 1 basis. As a result, our authorized capital increased from 100,000,000 to 900,000,000 shares of common stock and our issued and outstanding increased from 2,009,000 to 18,081,000 shares of common stock, all with a par value of $0.00001. Our preferred stock remains unchanged.

Effective December 29, 2010, we changed our name from “Henix Resources, Inc.” to “China Forest Energy Corp.” by way of a merger with our wholly-owned subsidiary China Forest Energy Corp., which was formed solely for the change of name.

The forward stock split and name change has become effective with the Over-the-Counter Bulletin Board at the opening of trading on December 29, 2010 under our new symbol “CFECD”. The “D” on our trading symbol will be removed 20 days after December 29, 2010. Our new CUSIP number is 16891A 105.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA FOREST ENERGY CORP.

/s/ Yongfu Zhu
Yongfu Zhu
President and Director

Date: December 29, 2010